EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144266) of CSMG Technologies, Inc. of our report dated February 19, 2008 except for Note 13, which is dated May 7, 2008 relating to the financial statements which appears in this Form 10-K/A.

/s/ KBL, LLP

New York, NY
May 20, 2008